                                                                     EXHIBIT 3.1

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                             NEENAH FOUNDRY COMPANY

    (Under Section 180.1008 of the Business Corporation Law of the State of
                                   Wisconsin)

      The undersigned, being a duly elected officer of Neenah Foundry Company, a corporation organized and existing under and by virtue of the Business Corporation Law of the State of Wisconsin (the "Corporation"), does hereby certify as follows:

      1. That the Corporation filed its original Articles of Incorporation with the Wisconsin Secretary of State on February 23,1987 (the "Certificate").

      2. That the Corporation filed a voluntary petition under chapter 11 of title 11 of the United States Code, as amended with the Bankruptcy Court of Delaware on August 5, 2003, and that this Certificate is being filed pursuant to
Section 180.1008 of the Business Corporation Law of the State of Wisconsin and shall become effective pursuant to the Prepackaged Joint Plan of Reorganization of ACP Holding Company, NFC Castings, Inc., Neenah Foundry Company and certain of its subsidiaries filed with the Delaware Bankruptcy Court on August 5, 2003, and amended on September 17, 2003, without further action by the board of directors or shareholders of the Corporation pursuant to the Bankruptcy Court Confirmation Order dated September 25, 2003. The Corporation's Certificate is restated in its entirety to read as set forth in Exhibit A attached hereto and made a part hereof (the "Restated Certificate").

      3. That the Bankruptcy Court of Delaware has jurisdiction of the bankruptcy proceedings under chapter 11 of title 11 of the United States Code, as amended.

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                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                             NEENAH FOUNDRY COMPANY

      The following Amended and Restated Articles of Incorporation duly adopted pursuant to the authority and provisions of the Wisconsin Business Corporation Law, Chapter 180 of the Wisconsin Statutes ("WBCL"), supersede and take the place of the existing articles of incorporation and any amendments thereto.

                                   ARTICLE ONE

      The name of the corporation is Neenah Foundry Company (hereinafter called the "Corporation").

                                   ARTICLE TWO

      The purpose for which the Corporation is organized are to engage in any lawful activity within the purposes for which a corporation may be organized under the WBCL, chapter 180 of the Wisconsin Statutes.

                                  ARTICLE THREE

      The total number of shares which the Corporation shall have the authority to issue is One Thousand (1,000) shares, all of which shall be shares of Class A Common Stock, with a par value of $100.00 (One Hundred) per share.

                                  ARTICLE FOUR

      The number of the board of directors shall be fixed by or in the manner provided in the Bylaws.

                                  ARTICLE FIVE

      The address of the Corporation's registered office in the state of Wisconsin is 25 West Main Street, Madison, Wisconsin 53703. The name of its registered agent at such address is CSC-Lawyers Incorporating Service Company.

                                   ARTICLE SIX

      To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, a director of this Corporation shall not be liable to the Corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director. Any repeal or modification of this ARTICLE SIX shall not adversely affect

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any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                                  ARTICLE SEVEN

      The Corporation shall not issue nonvoting equity securities.

                                  ARTICLE EIGHT

      The Corporation reserves the right to amend or repeal any provisions contained in this Certificate of Incorporation from time to time and at any time in the manner now or hereafter prescribed by the laws of the State of Wisconsin, and all rights conferred upon stockholders and directors are granted subject to such reservation.

                                    * * * *

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      IN WITNESS WHEREOF, the undersigned, for the purpose of amending and restating the Articles of Incorporation of the Corporation pursuant to the Business Corporation Law of the State of Wisconsin, under penalties of perjury does hereby declare and certify that this is the act and deed of the Corporation and the facts stated herein are true, and accordingly has hereunto signed this Certificate this 8th day of October, 2003.

                                   By: /s/ Gary W. LaChey
                                       --------------------------
                                       Gary W. LaChey
                                       Chief Financial Officer,
                                       Vice President - Finance,
                                       Treasurer and Secretary

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                      IN THE UNITED STATES BANKRUPTCY COURT
                              DISTRICT OF DELAWARE

                                ) Chapter 11
                                )
ACP Holding Company, et al.,(1) ) Case No. 03-12414 (PJW)
                                ) (JOINTLY ADMINISTERED)
                                )
               Debtors,         ) RELATED DOCKET NO. 137

               ORDER CONFIRMING AMENDED PREPACKAGED JOINT PLAN OF
           REORGANIZATION OF ACP HOLDING COMPANY, NFC CASTINGS, INC.,
             NEENAH FOUNDRY COMPANY AND CERTAIN OF ITS SUBSIDIARIES
                    UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

      The above-captioned debtors and debtors in possession (collectively, the "Debtors") having filed voluntary petitions for relief under chapter 11 of title 11 of the United States Code (as amended, the "Bankruptcy Code") on August 5, 2003 (the "Petition Date"); the Debtors having filed on the Petition Date the Prepackaged Joint Plan of Reorganization of ACP Holding Company, NFC Castings, Inc. Neenah Foundry Company and Certain of its Subsidiaries Under Chapter 11 of the Bankruptcy Code (the "Original Plan") and the Disclosure Statement dated as of July 1,2003(2) the Debtors having distributed the Original Plan and the Disclosure Statement to all Holders of Impaired Claims against the Debtors, together with a solicitation of votes to accept or reject the Plan, beginning on or about July 2, 2003, the Affidavit

----------
(1) The Debtors consist of the following entities: ACP Holding Company, NFC Casting, Inc.,Neenah Foundry Company, Cast Alloys, Inc. Neenah Transport, Inc., Advanced Cast Products, Inc., Gregg Industries, Inc. Merer Forge Corporation, Deeter Foundry, Inc., Dalton Corporation, Belchere Corporation, Peerless Corporation, A&M Specialies, Inc., Dalton Corporation, Warsaw Manufacturing Facility, Dalton Corporation, Ashland Manufacturing facility, Dalton Corporation, Kendallville Manufacturing Facility, Dalton Corporation, Stryker Machining Facility.

(2) Unless otherwise specified, capitalized terms and phrases used herein have the meaning assigned to them in the Plan. The rules of interpretation set forth in Article I.A of the Plan shall apply to these Findings of Fact, Conclusions of Law and Order (this "confirmation order"). In accordance with section iii.B of the Confirmation Order, if there is any direct conflict between the (terms of the Plan and the terms of this Confirmation Order, the terms of this is Confirmation Order shall control.

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 Ss, 178.50,
 180.0124,
 181.0124                      State of Wisconsin
 188.0112              DEPARTMENT OF FINANCIAL INSTITUTIONS
 Wis. Stats.         Division of Corporate & Consumer Services

                             ARTICLES OF CORRECTION

1.    Neenah Foundry Company
      --------------------------------------------------------------------------
      (Name of the corporation, limited liability company, or limited liability partnership before any correction that may be affected by these articles of correction)

2. Amended and Restated Cert. of Incorporation filed with the Department of Financial
      --------------------------------------------------------------------------
                (Describe the document)

Institutions on October 8, 2003 (date) was

[X]  Incorrect at the time of filing (Complete items 1, 2, 3,4 & 6)

[ ]  Defectively executed (Complete items 1,2,3 & 5)  { (X) Check any that apply

[ ] Defective in attestation, seal, verification or acknowledgment (Complete items 1,2,3 & 6)

3. Describe the defect(s): (Specify the incorrect statement and the reason why it is incorrect, or the manner in which the execution is defective.)

Article Six refers to the laws of the State of Delaware, which is incorrect since Neenah Foundry Company is a Wisconsin corporation

4. Enter the statement in its corrected condition:

The first sentence in Article Six should read as follows:

"To the fullest extent permitted by the Business Corporation Law of the State of Wisconsin as the same exists or may hereafter be amended, a director of this corporation shall not be liable to the corporation or its stockholders for monetary damages for a breach of fiduciary duty at a director."

FILING FEE - Business corporation, limited liability company or limited liability partnership - S40.00; Nonstock (including non-profit) corporation - $10.00. See instructions, suggestions and procedures on following pages.

DFI/CORP/53(R0Z-10-03) Use of this form is voluntary.



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4. Enter the statement in its corrected condition (cont'd):

5. Make the corrected execution:

Executed on
            -------------                        -------------------------------
               (Date)                                     (Signature)

Select and mark (X) below the appropriate title
                                                 -------------------------------
of the person executing the document.                    (Printed name)

For a corporation                                For a limited liability company
Title: [ ] President [ ] Secretary              Title: [ ] Member OR [ ] Manager
or other officer title____________

For a limited liability partnership
Title: [ ] Partner

6. Executed on 12/05/03                                  /s/ Gary Lachey
                (Date)                           -------------------------------
                                                           (Signature)

Select and mark (X) below the appropriate title            Gary LaChey
                                                 -------------------------------
of the person executing the document.                     (Printed name)

For a corporation                                For a limited liability company
Title: [ ] President [ ] Secretary               Title:[ ] Member OR [ ] Manager
or other officer title Corporate V.P. Finance

For a limited liability partnership
Title: [ ] Partner

This document was drafted by Cindy R. Reilly
                             ----------------------------------------------
                             (Name the individual who drafted the document)

DFI/CORP/53(R02-10-03)